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COMARKETING AGREEMENT

BETWEEN

AT&T AND EVC



TABLE OF CONTENTS

ARTICLE                                                       PAGE
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1.   PURPOSE OF AGREEMENT                                       4

2.   TERM                                                       4

3.   REPRESENTATIVES OF THE PARTIES                             4

4.   AT&T RESPONSIBILITIES                                      5

5.   EDUCATIONAL VIDEO CONFERENCING RESPONSIBILITIES            5

6.   RELATIONSHIP OF THE PARTIES                                7

7.   PUBLICITY                                                  7

8.   USE OF INFORMATION                                         8

9.   TRADEMARKS                                                 9

10.  TERMINATION                                               10

11.  EFFECTS OF TERMINATION                                    11

12.  LIMITATION OF LIABILITY                                   12

13.  INDEMNITY                                                 13

14.  FORCE MAJEURE                                             13

15.  MISCELLANEOUS PROVISIONS                                  14


LIST OF APPENDICES
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APPENDIX 1  - CO-MARKETING PROGRAM

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This Agreement, entered into as of with Educational Video Conferencing is between the AT&T Corp. ("AT&T"), a New York corporation with offices at 32 Avenue of the Americas, New York, New York 10013 through its Business Communications Services business unit, and EDUCATIONAL VIDEO CONFERENCING, INC. ("EDUCATIONAL VIDEO CONFERENCING") a corporation with offices at 35 East Grassy Sprain Road, Yonkers, NY 10710. For purposes of this Agreement, AT&T shall include all of its affiliate companies and interests in which it has a majority ownership and UNITEL, a Canadian based communications carrier.

RECITALS

1. AT&T seeks suppliers for communication products or system integration or other professional services or installation and maintenance services of equipment to be used with the domestic and international telecommunications services provided by AT&T to meet customers' needs around the world; and

2. EDUCATIONAL VIDEO CONFERENCING has a product presence and the ability to supply to AT&T customers and/or to AT&T such products or systems integration capabilities;

THEREFORE, AT&T and EDUCATIONAL VIDEO CONFERENCING agree as follows:

     1. Purpose of Agreement

     To stimulate sales of AT&T domestic and international telecommunications services ("Network Services") and sales of EDUCATIONAL VIDEO CONFERENCING's products or systems integration services, the parties agree to undertake a co-marketing program, as described in the Appendices.

     2. Term

     The term of this Agreement shall commence on the Effective Date and shall continue in effect for a period of three (3) years unless terminated earlier pursuant to Article 10 of this Agreement. Any extensions of the term of this Agreement must be expressly agreed to by both parties in writing and neither party shall have any obligation to agree to extend this Agreement.

     3. Representatives of the Parties

     Each party shall appoint a Manager to coordinate their respective activities pursuant to this Agreement. Each Manager shall act as a single point of contact through who all activities pursuant to this Agreement must be directed.

     4. AT&T Responsibilities

          (a) AT&T will be responsible for all expenses it incurs in connection with its performance of this Agreement, including, but not limited to, expenses incurred in performing its responsibilities pursuant to this
Article 4 and Appendix 1.

          (b) AT&T will not represent that it has any relationship with EDUCATIONAL VIDEO CONFERENCING other than the relationship described in this Agreement. AT&T shall have no authority to bind EDUCATIONAL VIDEO CONFERENCING to any contract or otherwise make representations as to the policies and procedures of EDUCATIONAL VIDEO CONFERENCING. AT&T assumes full responsibility for the acts of its employees and for the payment of all unemployment, social security and other payroll taxes, and will make its personnel aware of the restrictions on the use of EDUCATIONAL VIDEO CONFERENCING's information set forth in Article 8.

          (c) AT&T will not use any materials referencing EDUCATIONAL VIDEO CONFERENCING or EDUCATIONAL VIDEO CONFERENCING's products that have not been prepared or approved by EDUCATIONAL VIDEO CONFERENCING and shall make no representations or warranties relating to EDUCATIONAL VIDEO CONFERENCING's Equipment.

          (d) AT&T shall comply with all requirements of applicable laws, ordinances, administrative rules and regulations.

     5. EDUCATIONAL VIDEO CONFERENCING Responsibilities

          (a) EDUCATIONAL VIDEO CONFERENCING will be responsible for all expenses it incurs in connection with its performance of this Agreement, including, but not limited to, expenses incurred in performing its responsibilities pursuant to this Article 5 and Appendix 1.

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          (b) EDUCATIONAL VIDEO CONFERENCING will not represent that it has any relationship with AT&T other than the relationship described in the Agreement. EDUCATIONAL VIDEO CONFERENCING shall have no authority to bind AT&T to any contract or other wise make representations as to the policies and procedures of AT&T. EDUCATIONAL VIDEO CONFERENCING assumes full responsibility for the acts of its employees and for the payment of all unemployment, other payroll taxes, and will make its personnel aware of the restrictions on the use of AT&T's information set forth in Article 8.

          (c) EDUCATIONAL VIDEO CONFERENCING will not use any materials referencing AT&T Network Services that have not been prepared by AT&T and shall make no representations or warranties relating to Network Services.

          (d) EDUCATIONAL VIDEO CONFERENCING shall comply with all requirements of applicable laws, ordinances, administrative rules and regulations of the countries designated in Appendix 5 hereto, and shall take prompt action to remove or remedy any violation which occurs or is discovered during the term of this Agreement.

          (e) EDUCATIONAL VIDEO CONFERENCING represents that it intends to continue to develop, enhance and market products as EDUCATIONAL VIDEO CONFERENCING determines in its sole discretion, and EDUCATIONAL VIDEO CONFERENCING shall provide technical information to AT&T regarding all developments, enhancements or changes to its products as EDUCATIONAL VIDEO CONFERENCING deems appropriate to this relationship.

     6. Relationship of the Parties

          The parties will have only the rights specifically granted in this Agreement. The relationship between the parties shall be that of independent contractors and not of principal and agent, employer and employee, franchisor and franchisee, partners or joint venturers. Each party agrees that this Agreement does not establish either party as a dealer, distributor or franchisee of the other party and that no fee is being paid to either party by the other party to enter into this Agreement. Each party agrees that the other party has the right to enter into the same or similar arrangement with other entities or individuals.

     7. Publicity

          (a) The parties may jointly prepare and issue a press release announcing the execution of this Agreement. The particular terms and conditions of this Agreement are confidential and shall not be disclosed to any third party by AT&T or EDUCATIONAL VIDEO CONFERENCING without the prior written consent of the other. No public statements or announcements relating to this Agreement, other than either party publicly identifying the other as a co-marketing vendor, shall be issued by either party without the prior, written consent of the other. Nothing herein shall prevent AT&T or EDUCATIONAL VIDEO CONFERENCING from making statements or disclosures relating to this Agreement (or the terms and conditions thereof) as may be required by any filings with or any proceedings before any competent governmental authority, court or agency, if such party believes that such statements or disclosures are necessary in order to satisfy its obligations under applicable laws or regulations. Such party shall furnish prior notice thereof to the other party.

          (b) This Agreement shall be considered Confidential Information as defined in Article 8 of this Agreement and shall be treated by the parties accordingly.

     8. Use of Information

          This Agreement and any information and data of any nature including, but not limited to, proprietary, technical, marketing, operating, performance, cost, know-how, business pricing policies, programs, data systems, inventions, discoveries, trade secrets, techniques, process, computer programming techniques and all record-bearing media containing or disclosing such information and techniques furnished by one party to the other in connection with this Agreement, which has either been stamped or otherwise identified as confidential

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or proprietary ("Confidential Information") and all copies of Confidential
Information made by the receiving party: (a) shall be held in confidence; (b) shall be used by the receiving party and those of its employees with a need to know the information only to perform their responsibilities pursuant to this Agreement; (c) shall not be reproduced or copied, in whole or in part, except as necessary for its authorized use; and (d) shall be returned to originating party or destroyed, together with all copies, when it is no longer needed or upon termination or expiration of this Agreement. Confidential Information shall not include any information previously known to the receiving party free of any obligation to keep it confidential, or is subsequently made public by the disclosing party or a third party having a legal right to make such disclosure, or is independently developed by the receiving party. Confidential Information shall not be disclosed to third parties, including but not limited to the receiving party's dealers or distributors except with written permission of the other party, after executing an appropriate non-disclosure agreement, and for the purpose of performing the obligations of an end-customer sale. The parties agree to adhere to the requirements of this Article for two (2) years following the termination or expiration of this Agreement.

     9. Trademarks and Trade Names

          (a) Except as otherwise agreed, neither party will display or use, in advertising or otherwise, any of the other party's trade names, logos, trademarks, trade devices, service marks, symbols, abbreviations or registered marks, or contractions or simulations thereof, (hereinafter referred to collectively as "Marks") and will not authorize the same to be used or displayed by third parties. Any use by a party of the other party's Mark shall be subject to the other party's advance approval in writing. Neither party shall claim ownership or any other rights in the other party's Marks. Upon termination of this Agreement, any and all rights or privileges of either party to use the other's Marks shall expire and each party shall immediately discontinue the use of the other's Marks. For purposes of this Article, the Marks of either party shall include those of the parent corporation, its subsidiaries and affiliates.

          (b) Upon receipt of a party's proposed materials containing the other party's Marks, the receiving party's Manager will review the material and will either approve the material as is, approve, subject to corrections specified, or reject the material. The written decision of the review of such material shall be communicated to the other party within twenty-one (21) calendar days of the receipt of the material.

     10. Termination

          (a) Either party may terminate this Agreement without cause upon thirty (30) day's prior written notice to the other party without liability of any kind to the other party.

          (b) Either party may terminate the Agreement effective immediately by written notice if or when it is discovered that the other party has: (i) intentionally, or in a willful, wanton or reckless manner, made any material false representation, report or claim relative hereto; (ii) violated the other's Marks; (iii) become insolvent, invoked as a debtor any laws relating to the relief of debtor's or creditor's rights, or had such laws invoked against it; (iv) become involved in any liquidation or termination of business; (v) been adjudicated bankrupt; or (vi) made or executed an assignment for the benefit of its creditors.

          (c) Either party may terminate this Agreement upon thirty (30) day's written notice with an opportunity for the other party to cure the situation before the date of termination, if or when the other party shall:

               (i) fail to fully comply with obligations to maintain the confidentiality of any proprietary information; or

               (ii) fail to perform the material responsibilities and obligations of the Agreement.

          (d) The termination of this agreement shall not affect any legal or equitable rights that either party may have.

     11. Effects of Terminations

          (a) Expiration or termination of this Agreement shall not relieve the parties of any obligations due at the time of such expiration or termination, nor shall such expiration or termination prejudice any claim of either party accrued on account of any default or breach by the other.

          (b) Upon expiration or termination of this Agreement, each party shall immediately return to the other party, or, if agreed to by the other party,

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destroy, all promotional materials and all confidential Information supplied by the other party, and cease holding itself out, in any manner, as a participant in the program contemplated by this Agreement.

     12. Limitation of Liability

          (a) THE LIABILITY OF EITHER PARTY FOR ANY CLAIM ARISING FROM OR RELATED TO THIS AGREEMENT (EXCEPTING CLAIMS FOR BODILY INJURY AND/OR DEATH, OR CLAIMS FOR INFRINGEMENT, BREACH OF CONFIDENTIALITY, OR INDEMNITY) REGARDLESS OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL IN NO EVENT EXCEED THE LESSER OF THE DIRECT DAMAGES ACTUALLY PROVEN OR $10,000. IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER OR ITS AFFILIATES FOR INCIDENTAL, SPECIAL, RELIANCE, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE OF ANY KIND WHATSOEVER INCLUDING LOST PROFITS OR REVENUES ARISING OUT OF THIS AGREEMENT. THIS CLAUSE SHALL SURVIVE THE FAILURE OF ANY EXCLUSIVE REMEDY.

          (b) AT&T's tariffs, including limitations on AT&T's liabilities, shall govern AT&T's entire obligations and liabilities for AT&T's tariffed services, including any claims for failure to meet installation dates.

     13. Indemnity

          Each party ("Indemnifying Party") shall defend, indemnify and hold the other party and its affiliates harmless from any and all claims, suits, actions, demands, costs, settlements, losses, damages, expenses and all other liabilities, including attorney's fees, arising out or resulting from the intentional or negligent acts or omissions on the part of the Indemnifying Party, its employees, officers, partners, contractors, agents or affiliated companies in the performance of or failure to perform the activities contemplated by this Agreement.

     14. Force Majeure

          Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement except a failure to make any payments to the extent such delay or failure is caused by: fire, flood, explosion, war, strike, power blackout, earthquake, volcanic action, water, the elements, embargo, labor dispute, government requirement, civil or military authority, acts of God, nature, public enemy, inability to secure raw materials, products or transportation facilities; acts or omission or carriers or suppliers, acts or failure to act of any governmental authority, or any other causes beyond its reasonable control, whether or not similar to the foregoing. Each party shall endeavor to give the other reasonable notice of any such delay or failure.

     15. Miscellaneous Provisions

          (a) The validity, interpretation and performance of this Agreement shall be governed by the law of the State of New Jersey, excluding its choice of law rules. Any legal action arising from or in connection with this Agreement must be brought within two (2) years after the cause of action arises.

          (b) All notices or other communications provided for under this Agreement shall be in writing and delivered or sent by telegram, telex, facsimile or similar same day confirmed communication and shall be addressed as follows:

To:  AT&T                                    To:  EDUCATIONAL VIDEO CONFERENCING
Will Davis
Room 3A120V
900 Routes 202/206 North
Bedminster, NJ  07921-0752

FAX:              908-234-7653
PHONE:            908-234-8968

In the event of change of address or representation, written notice of such change shall be given to the other party. A notice shall be deemed to have been given on the date it is sent.

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          (c) Neither party shall assign any right or interest, or delegate any obligation, under this Agreement without the prior, written consent of the other except that either party shall have the right to assign its rights and delegate its duties under this Agreement in whole or in part, at any time upon thirty (30) days' prior, written notice to the other, and without the other party's consent, to any present or future Affiliate of such party.

          (d) A waiver of any claim, demand or right based on the breach of any provision of this Agreement shall not be construed as a waiver of any other claim, demand or right based on a subsequent breach of the same or any other provision. No waiver by a party of any breach by the other party under this Agreement shall be effective unless such waiver is set forth in a written instrument signed by the non-breaching party. The failure of a party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement, or any part, or the right of any party hereafter to enforce each and every provision hereof.

          (e) Neither party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both parties agree that no such releases or waivers shall be pleaded by them in any action or proceeding.

          (f) The obligations of the parties under Articles 7, 8, 9, 12, 13 and 15(i) and Appendix 1, Section II.D.8 in this Agreement shall a survive any expiration, termination or cancellation of this Agreement.

          (g) If any part, term or provision of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining parts, terms or provisions shall not be affected. Such part, term or provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such part, term or provision or the remaining portions of this Agreement. The rights and obligations of the parties shall be construed as if the Agreement did not contain the particular invalid, illegal or unenforceable part, term or provision, unless such invalid or unenforceable part, term or provision is material and essential to either one or the parties, in which event the parties shall immediately negotiate a replacement therefore.

          (h) The Article headings are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

          (i) The terms and conditions of this Agreement, including its Appendices, represent the entire understanding and agreement between the parties as to its subject matter, supersede any prior writing, and merge all discussions, proposals, understandings and negotiations between the parties prior to, or contemporaneous with, their signature. In the event of inconsistency or conflict between the Agreement and the Appendices, the Appendices shall control.

          (j) This Agreement shall not be modified, altered, changed or amended in any respect, except by a writing signed by the authorized representatives of both parties. No course of dealing or usage of trade shall be invoked to modify the terms and conditions of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives.

AT&T                                              EDUCATIONAL VIDEO CONFERENCING

By:  /s/                                          By:   /s/
    -------------------------                          -------------------------
    Linda A. Lunga                                     Dr. Arol I. Buntzman
      (Name Printed or Typed)                            (Name Printed or Typed)

Title: GISDN Division MGR                         Title: Chairman and CEO
       ----------------------                            -----------------------
Date:  September 16, 1998                         Date:  July 9, 1998
       ----------------------                            -----------------------

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                          AT&T Co-Marketing Agreement

                                   Exhibit A

1998

AT&T will print and distribute the first direct marketing mailer to all AT&T corporate & residential customers in the United States in Late November or early December.

EVC will distribute AT&T Global ISDN brochures at the mini RIMS conference in Chicago in November.

AT&T and EVC will jointly participate in the Superintendents conference in January in New York.

1999

AT&T and EVC will mutually agree in early December 1998 or early January 1999 on the list of shows and conferences to attend and the number and timing of direct marketing mailings for 1999.

/s/                    /s/